EXHIBIT 23

To the Board of Trustees of
INTRUST Funds Trust
	and the
Securities and Exchange Commission:


We have examined management's assertion about the INTRUST Funds Trust
(the Funds) compliance with the requirements of subsection (b) and (c) of Rule 17f-2 under the Investment Company Act of 1940 (the Act) as of June 27, 1997 and for the period from December 6, 1996 (date of inception for the Funds) through June 27, 1997, included in the accompanying Management Statement Regarding Compliance With Certain Provisions of the Investment Company Act of 1940. Management is responsible for the Funds' compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Funds' compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Funds' compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. Included among our procedures were the following tests performed as of June 27, 1997 and for the period from December 6, 1996
(the date of inception for the Funds) through June 27, 1997, with respect to securities transactions, without prior notice to management:

	1. Confirmation of all securities held as of June 27, 1997 by institutions in book entry form by the Federal Reserve Bank and Bank of New York;

	2. Verification of all securities purchased/sold but not received/delivered and securities in transit as of June 27,1997 via examination of underlying trade ticket or broker confirmation;

	3. Reconciliation of all such securities to the books and records of the Funds and the INTRUST Funds Trust;

	4. Confirmation of all repurchase agreements as of June 27, 1997 with brokers/banks and agreement of underlying collateral with the INTRUST Funds Trust records. The Funds held no repurchase agreements as of June 27, 1997; and

	5. Agreement of five selected security purchases, sales or maturities since our last report date from the books and records of the Funds to broker confirmations.

We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Funds' compliance with specified requirements.

In our opinion, management's assertion that the Funds were in compliance with the above mentioned provisions of Rule 17f-2 of the Investment Company Act of 1940 as of June 27, 1997 and for the period from December 6, 1996 (the date of inception for the Funds) through June 27, 1997 is fairly stated, in all material respects.

This report is intended solely for the information and use of management of the INTRUST Funds Trust and the Securities and Exchange Commission and should not be used for any other purpose.


					/s/ KPMG PEAT MARWICK LLP
					-------------------------
					KPMG PEAT MARWICK LLP

Columbus, Ohio
July 28, 1997





July 28, 1997



Management Statement Regarding Compliance with Certain Provisions of the Investment Company Act of 1940



We, as members of management of The INTRUST Funds Trust (the Funds), are responsible for complying with the requirements of subsections (b) and (c) of Rule 17f-2, "Custody of Investments by Registered Investment Companies," of the Investment Company Act of 1940. We are also responsible for establishing and maintaining effective internal controls over compliance with Rule 17f-2 requirements. We have performed an evaluation of the Funds' compliance with the requirements of subsections (b) and (c) of Rule 17f-2 as of June 27, 1997.

Based on this evaluation, we assert that the Funds were in compliance with the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of June 27, 1997 and for the period from December 6, 1996 (date of inception for the Funds) through June 27, 1997, with respect to securities reflected in the investment accounts of the Funds.


Sincerely,


/s/ DAVID BUNSTINE
------------------
David Bunstine
President
INTRUST Funds Trust